================================================================================




                                 PENWEST, LTD.





                                 NOTE AGREEMENT


                          Dated as of October 1, 1994




 Re:                $10,000,000 7.59% Series A Senior Notes
                             Due December 15, 1998
                                      and
                    $10,000,000 8.35% Series B Senior Notes
                             Due December 15, 2006




===============================================================================

                               TABLE OF CONTENTS

                         (Not a part of the Agreement)

SECTION                                           HEADING                                      PAGE
SECTION 1.           DESCRIPTION OF NOTES AND COMMITMENT.  . . . . . . . . . . . . . . . . . .   1
      Section 1.1.       Description of Notes  . . . . . . . . . . . . . . . . . . . . . . . .   1
      Section 1.2.       Commitment, Closing Date  . . . . . . . . . . . . . . . . . . . . . .   2
      Section 1.3.       Other Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . .   3

SECTION 2.           PREPAYMENT OF NOTES.  . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      Section 2.1.       No Required Prepayments . . . . . . . . . . . . . . . . . . . . . . .   3
      Section 2.2.       Optional Prepayment With Premium  . . . . . . . . . . . . . . . . . .   3
      Section 2.3.       Notice of Optional Prepayments  . . . . . . . . . . . . . . . . . . .   3
      Section 2.4.       Application of Prepayments  . . . . . . . . . . . . . . . . . . . . .   4
      Section 2.5.       Direct Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

SECTION 3.           REPRESENTATIONS.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
      Section 3.1.       Representations of the Company  . . . . . . . . . . . . . . . . . . .   4
      Section 3.2.       Representations of the Purchaser  . . . . . . . . . . . . . . . . . .   4

SECTION 4.           CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      Section 4.1.       Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
      Section 4.2.       Waiver of Conditions  . . . . . . . . . . . . . . . . . . . . . . . .   6

SECTION 5.           COMPANY COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      Section 5.1.       Corporate Existence, Etc  . . . . . . . . . . . . . . . . . . . . . .   6
      Section 5.2.       Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      Section 5.3.       Taxes, Claims for Labor and Materials, Compliance with Laws . . . . .   6
      Section 5.4.       Maintenance, Etc  . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      Section 5.5.       Nature of Business  . . . . . . . . . . . . . . . . . . . . . . . . .   7
      Section 5.6.       Consolidated Net Worth  . . . . . . . . . . . . . . . . . . . . . . .   7
      Section 5.7.       Limitations on Current Debt and Funded Debt . . . . . . . . . . . . .   7
      Section 5.8.       Limitation on Liens . . . . . . . . . . . . . . . . . . . . . . . . .   9
      Section 5.9.       Restricted Payments . . . . . . . . . . . . . . . . . . . . . . . . .  10
      Section 5.10.      Mergers, Consolidations and Sales of Assets . . . . . . . . . . . . .  11
      Section 5.11.      Guaranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.12.      Repurchase of Notes . . . . . . . . . . . . . . . . . . . . . . . . .  13
      Section 5.13.      Transactions with Affiliates  . . . . . . . . . . . . . . . . . . . .  13
      Section 5.14.      Multiemployer Plan Liability and Termination of Pension Plans . . . .  13
      Section 5.15.      Reports and Rights of Inspection  . . . . . . . . . . . . . . . . . .  14

SECTION 6.           EVENTS OF DEFAULT AND REMEDIES THEREFOR . . . . . . . . . . . . . . . . .  17
      Section 6.1.       Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      Section 6.2.       Notice to Holders . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      Section 6.3.       Acceleration of Maturities  . . . . . . . . . . . . . . . . . . . . .  18
      Section 6.4.       Rescission of Acceleration  . . . . . . . . . . . . . . . . . . . . .  19

SECTION 7.           AMENDMENTS, WAIVERS AND CONSENTS  . . . . . . . . . . . . . . . . . . . .  19
      Section 7.1.       Consent Required  . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      Section 7.2.       Solicitation of Holders . . . . . . . . . . . . . . . . . . . . . . .  19
      Section 7.3.       Effect of Amendment or Waiver . . . . . . . . . . . . . . . . . . . .  20

SECTION 8.           INTERPRETATION OF AGREEMENT; DEFINITIONS  . . . . . . . . . . . . . . . .  20
      Section 8.1.       Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      Section 8.2.       Accounting Principles . . . . . . . . . . . . . . . . . . . . . . . .  28
      Section 8.3.       Directly or Indirectly  . . . . . . . . . . . . . . . . . . . . . . .  28

SECTION 9.           MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      Section 9.1.       Registered Notes  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      Section 9.2.       Exchange of Notes . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      Section 9.3.       Loss, Theft, Etc. of Notes  . . . . . . . . . . . . . . . . . . . . .  29
      Section 9.4.       Expenses, Stamp Tax Indemnity . . . . . . . . . . . . . . . . . . . .  29
      Section 9.5.       Powers and Rights Not Waived; Remedies Cumulative . . . . . . . . . .  30
      Section 9.6.       Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 9.7.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 9.8.       Survival of Covenants and Representations . . . . . . . . . . . . . .  30
      Section 9.9.       Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 9.10.      Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
      Section 9.11.      Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      Section 9.12.      Oral Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

Signature  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I          --    Names and Addresses of Note Purchasers and Amounts of
                          Commitments

Exhibit A-1         --    Form of 7.59% Series A Senior Note due December 15,
                          1998

Exhibit A-2         --    Form of 8.35% Series B Senior Note due December 15,
                          2006

Exhibit B           --    Representations and Warranties of the Company

Exhibit C           --    Description of Special Counsel's Closing Opinion

Exhibit D           --    Description of Closing Opinion of Counsel to the
                          Company

                                 PENWEST, LTD.
                       777-108TH AVENUE N.E., SUITE 2390
                          BELLEVUE, WASHINGTON  98004


                                 NOTE AGREEMENT


 Re:                $10,000,000 7.59% Series A Senior Notes
                             Due December 15, 1998
                                      and
                    $10,000,000 8.35% Series B Senior Notes
                             Due December 15, 2006



                                                                     Dated as of
                                                                 October 1, 1994



To the Purchaser named in Schedule I
  hereto which is a signatory of this
  Agreement

Gentlemen:

         The undersigned, PENWEST, LTD., a Delaware corporation (the "Company"), agrees with you as follows:

SECTION 1.             DESCRIPTION OF NOTES AND COMMITMENT.

           Section 1.1. Description of Notes. The Company will authorize the issue and sale of:

                  (a) $10,000,000 aggregate principal amount of its 7.59% Series A Senior Notes (the "Series A Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.59% per annum, payable semiannually on the fifteenth day of each June and December in each year (commencing June 15, 1995) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.59% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on December 15, 1998, and to be substantially in the form attached hereto as Exhibit A-1.

Penwest, Ltd.                                                     Note Agreement


                  (b) $10,000,000 aggregate principal amount of its 8.35% Series B Senior Notes (the "Series B Notes") to be dated the date of issue, to bear interest from such date at the rate of 8.35% per annum, payable semiannually on the fifteenth day of each June and December in each year (commencing June 15, 1995) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 10.35% per annum after the date due, whether by acceleration or otherwise, until paid, to be expressed to mature on December 15, 2006, and to be substantially in the form attached hereto as Exhibit A-2.

The Series A Notes and the Series B Notes are hereinafter collectively referred to as the "Notes"; and the term "Series" shall include all of the Series A Notes or all of the Series B Notes, as the case may be. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If the date on which a payment shall be due is not a Business Day, then the payment date shall be the next Business Day. The term "Notes" as used herein shall include each Note delivered pursuant to this Agreement and the separate agreements with the other purchaser named in Schedule I. You and the other purchaser named in Schedule I are hereinafter sometimes referred to as the "Purchasers".

           Section 1.2. Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, the Company agrees to issue and sell to you, and you agree to purchase from the Company, Notes of the Series and in the principal amount set forth opposite your name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereafter mentioned.

         Delivery of the Notes will be made at the offices of Bogle & Gates, 2 Union Square, 601 Union, Seattle, Washington 98101, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of Seafirst National Bank, Seattle, Washington, ABA No. 125000024 for the account of Penwest, Ltd. Account No. 67383414 in the amount of the purchase price at 10:00 A.M., Seattle, Washington time, on December 15, 1994 or such earlier date as may be determined by not less than five Business Days' prior written notice from the Company to the Purchasers (the "Scheduled Closing Date").

         If a Purchaser (the "First Purchaser") fails to purchase the Notes of the Series and in the principal amount set forth opposite the First Purchaser's name on Schedule I hereto on the Scheduled Closing Date, the Company shall give written notice of such failure by 11:00 A.M. Seattle, Washington time on the Scheduled Closing Date to the other Purchaser. Upon receipt of such notice, the other Purchaser may, but shall not be obligated to, purchase the First Purchaser's Notes by giving notice of such intention to purchase such Notes by 3:00 P.M. Seattle, Washington time on the Scheduled Closing Date to the Company and the First Purchaser. Such notice shall designate a delayed closing date (a "Rescheduled Closing Date"), not later than the fifth Business Day after the Scheduled Closing Date and in no event later than December 20, 1994. As used herein, "Closing Date" shall mean the later to occur of (x) the Scheduled Closing Date or (y) the Rescheduled Closing Date.

Penwest, Ltd.                                                     Note Agreement


         The Notes delivered to you on the Closing Date will be delivered to you in the form of a registered Note or registered Notes of each Series to be purchased by you in the form attached hereto as Exhibit A-1 or A-2, as appropriate, for the full amount of your purchase (in the denominations specified by you in Schedule I), registered in your name or in the name of your nominee, all as you may specify at any time prior to the date fixed for delivery.

           Section 1.3. Other Agreement. Simultaneously with the execution and delivery of this Agreement, the Company is entering into a similar agreement with the other Purchaser under which such other Purchaser agrees to purchase from the Company the principal amount of Notes of the Series set forth opposite such Purchaser's name in Schedule I, and your obligation and the obligations of the Company hereunder are subject to the execution and delivery of the similar agreement by the other Purchaser. This Agreement and said similar agreement with the other Purchaser are herein collectively referred to as the "Agreements". The obligations of each Purchaser shall be several and not joint and no Purchaser shall be liable or responsible for the acts of the other Purchaser.

SECTION 2.             PREPAYMENT OF NOTES.

           Section 2.1. No Required Prepayments. No mandatory prepayments of principal of the Notes are scheduled to be made prior to their expressed maturity date, and the Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity date except on the terms and conditions and in the amounts and with the premium, if any, set forth below in this Section 2.

           Section 2.2. Optional Prepayment With Premium. Upon compliance with Section 2.3 the Company shall have the privilege of prepaying the outstanding Notes on any interest payment date, either in whole or in part (but if in part then in a minimum aggregate principal amount of $100,000) by payment of the principal amount of the Notes, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of five business days prior to the date of such prepayment pursuant to this Section 2.2.

           Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes pursuant to Section 2.2 to each holder thereof not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the holder's Notes of each Series to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, together with a reasonably detailed computation of such estimated premium, and (vi) the accrued interest applicable to the prepayment. Such notice of prepayment shall also certify all facts, if any, which are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes of each Series specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each holder of a Note

Penwest, Ltd.                                                     Note Agreement


written notice of the premium, if any, payable in connection with the prepayment of such Note and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount applicable to such prepayment.

           Section 2.4. Application of Prepayments. All partial prepayments shall be applied on all outstanding Notes of both Series ratably in accordance with the unpaid principal amounts thereof.

           Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes regarding the place or manner of payment of the Notes, in the case of any Note owned and registered in accordance with Section 9.1 by you or by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this Section 2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I hereto or in any written notice to the Company from you or from any such subsequent Institutional Holder, the Company will make such payments in immediately available funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you or any such subsequent Institutional Holder may from time to time direct in writing.

SECTION 3.             REPRESENTATIONS.

           Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

           Section 3.2. Representations of the Purchaser. You represent, and in entering into this Agreement the Company understands, that you are an Accredited Investor and acquiring the Notes for the purpose of investment and not with a view to the distribution thereof, and that you have no present intention of selling, negotiating or otherwise disposing of the Notes; it being understood, however, that the disposition of your property shall at all times be and remain within your control. You further represent that at least one of the following statements is an accurate representation as to the source of funds to be used by you to pay the purchase price of the Notes purchased by you hereunder:

                 (a) if you are an insurance company, no part of such funds constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest; or

Penwest, Ltd.                                                     Note Agreement


                 (b) if you are an insurance company, to the extent that any part of such funds constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, as amended, in which case you have disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which you have delivered to the Company; or

                 (c) if you are other than an insurance company, no part of such funds constitutes "plan assets".

As used in this Section 3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA and the term "plan assets" shall have the meaning specified in Department of Labor Regulation Section 2510.3-101.

SECTION 4.             CLOSING CONDITIONS.

           Section 4.1. Conditions. Your obligation to purchase the Notes on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the Notes and to the following further conditions precedent:

                  (a) Closing Certificate. You shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to your obligation to purchase the Notes proposed to be sold to you and to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

                  (b) Legal Opinions. You shall have received from Chapman and Cutler, who are acting as your special counsel in this transaction, and from Bogle & Gates, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to you, and covering the matters set forth in Exhibits C and D, respectively, hereto.

                  (c) Related Transactions. Subject to the third paragraph of Section 1.2 hereof, the Company shall have consummated the sale of the entire principal amount of the Notes scheduled to be sold on the Closing Date pursuant to this Agreement and the other

Penwest, Ltd.                                                     Note Agreement


         Agreement referred to in Section 1.3. This shall also be a condition to the Company's obligation to sell any Notes pursuant to this Agreement or any of the other Agreements.

                  (d) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to you and your special counsel, and you shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

           Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to you the Notes to be issued to you on such date or if the conditions specified in Section 4.1 have not been fulfilled, you may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in Section 4.1 have not been fulfilled, you may waive compliance by the Company with any such condition to such extent as you may in your sole discretion determine. Nothing in this Section 4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.             COMPANY COVENANTS.

         From and after the date of this Agreement and continuing so long as any amount remains unpaid on any Note:

           Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by Section 5.10.

           Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage by financially sound and reputable insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

           Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge, and will cause each Restricted Subsidiary promptly to pay and discharge, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however, that the Company or such Restricted Subsidiary shall not be required to pay any such tax,

Penwest, Ltd.                                                     Note Agreement


assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Restricted Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries or would result in any Lien not permitted under
Section 5.8.

           Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

           Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

           Section 5.6. Consolidated Net Worth. The Company will at all times keep and maintain Consolidated Net Worth at an amount not less than $50,000,000.

           Section 5.7. Limitations on Current Debt and Funded Debt. (a) The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

                  (1)     Funded Debt evidenced by the Notes;

                  (2) Funded Debt of the Company and its Restricted Subsidiaries outstanding as of the date of this Agreement and reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at August 31, 1994;

                  (3) other unsecured Funded Debt of the Company and its Restricted Subsidiaries and Funded Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 5.8(G) and (H); provided, however, that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

Penwest, Ltd.                                                     Note Agreement


                           (i) Consolidated Funded Debt shall not exceed 55% of Total Capitalization;

                          (ii) in the case of the issuance of any Funded Debt by a Restricted Subsidiary, the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Indebtedness owed to the Company or any Wholly-owned Restricted Subsidiary) shall not exceed 10% of Total Capitalization; and

                         (iii) in the case of the issuance of any Funded Debt of the Company or a Restricted Subsidiary secured by Liens permitted by Section 5.8(H), the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 5.8(H) shall not exceed 10% of Consolidated Net Worth;

                  (4) unsecured Current Debt of the Company; provided, however, that during the twelve-month period immediately preceding the date of any determination hereunder, there shall have been a period of thirty consecutive days during which the aggregate principal amount of unsecured Current Debt of the Company and its Restricted Subsidiaries outstanding on each day of such thirty-day period did not exceed the amount of additional unsecured Funded Debt which could have been incurred pursuant to this Section 5.7 (assuming for purposes of this computation for the first year that Section 5.7 of this Agreement was in effect during the 12-month period preceding the date of execution of this Agreement);

                  (5) unsecured Current Debt of any Restricted Subsidiary and Current Debt of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 5.8(G) and (H) if at the time of issuance thereof the Company could then issue unsecured Current Debt; provided, however, that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof:

                           (i) in the case of the issuance of any Current Debt by a Restricted Subsidiary, the aggregate amount of all Indebtedness of Restricted Subsidiaries (other than Indebtedness owed to the Company or any Wholly-owned Restricted Subsidiary) shall not exceed 10% of Total Capitalization; and

                          (ii) in the case of the issuance of any Current Debt of the Company or a Restricted Subsidiary secured by Liens permitted by Section 5.8(H), the aggregate amount of all Indebtedness of the Company and its Restricted Subsidiaries secured by Liens permitted by Section 5.8(H) shall not exceed 10% of Consolidated Net Worth; and

                  (6) Funded Debt or Current Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary.

          (b) Any corporation which becomes a Restricted Subsidiary after the date hereof shall for all purposes of this Section 5.7 be deemed to have created, assumed or incurred at the

Penwest, Ltd.                                                     Note Agreement


time it becomes a Restricted Subsidiary all Funded Debt of such corporation existing immediately after it becomes a Restricted Subsidiary.

           Section 5.8. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by Section 5.3;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured provided that the aggregate amount of such judgments or awards shall not exceed $5,000,000;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) existing survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties ("Encumbrances") or future Encumbrances, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

Penwest, Ltd.                                                     Note Agreement


                  (f) Liens existing as of the date of this Agreement and reflected on Annex B to Exhibit B to this Agreement;

                  (g) Liens incurred after the Closing Date given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed the total purchase price at the time of acquisition of such fixed assets, and (iii) all such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.7; and

                  (h) Liens not otherwise permitted by the foregoing paragraphs (a) to (g), inclusive, of this Section 5.8 securing Indebtedness of the Company and its Restricted Subsidiaries if, after giving effect thereto and the application of any proceeds received by the Company or its Restricted Subsidiary therefrom, such Indebtedness shall have been incurred within the applicable limitations provided in Section 5.7.

           Section 5.9. Restricted Payments. The Company will not except as hereinafter provided:

                  (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

                  (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Company from the substantially concurrent issue or sale of other shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); or

                  (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto any Event of Default shall have occurred and be continuing or the aggregate amount of

Penwest, Ltd.                                                     Note Agreement


Restricted Payments made during the period from and after May 31, 1992 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x) $6,500,000 plus (y) 75% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) plus the net proceeds from the issuance or sale of common stock after May 31, 1992 other than proceeds from an issuance or sale of common stock described in paragraph (b) of this Section 5.9; provided, that the foregoing limitations shall not apply to any payment of dividends to the Company by a Subsidiary.

         The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

         For the purposes of this Section 5.9, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

          Section 5.10. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this Section 5.10) of the assets of the Company and its Restricted Subsidiaries; provided, however, that:

                  (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Restricted Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation;

                  (2) any Restricted Subsidiary may merge or consolidate with any other corporation if the surviving or continuing corporation
         (i) is a United States corporation and (ii) is a Restricted
         Subsidiary;

                  (3) the Company may consolidate or merge with any other corporation if (i) the surviving or continuing corporation is the Company or if not, the surviving or continuing corporation (A) is a United States corporation, (B) concurrently with the consummation of such merger or consolidation assumes in writing all obligations of the Company under the Note Agreement and the obligation to pay all outstanding Notes and delivers a copy thereof to all holders of such Notes, (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing, and (iii) after giving effect to such consolidation or merger the Company or such other surviving or continuing corporation, as the case may be, would be permitted to incur at least $1.00 of additional Funded Debt under the provisions of
         Section 5.7(A); and

Penwest, Ltd.                                                     Note Agreement


                  (4) any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of all or any substantial part of its assets to the Company or any other Restricted Subsidiary.

          (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.10, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

          (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

                  (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

                  (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

                  (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                  (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary not being simultaneously disposed of; and

                  (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

          (d) As used in this Section 5.10, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 10% of Total Assets, determined as of the end of the

Penwest, Ltd.                                                     Note Agreement


immediately preceding fiscal year; provided, however, that assets shall not be deemed to be sold, leased or otherwise disposed of for purposes of making the computations required by the preceding provisions of this paragraph to the extent that the proceeds therefrom shall, within 180 days of such sale, lease or disposition thereof by the Company or its Restricted Subsidiary, as the case may be, either (i) be used to purchase capital assets for use in the business of the Company and its Restricted Subsidiaries, or (ii) applied to reduce Indebtedness of the Company or its Restricted Subsidiaries.

          Section 5.11. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except (i) Guaranties by the Company which are limited in amount to a stated maximum dollar exposure; (ii) Guaranties which constitute Guaranties of obligations incurred by any Restricted Subsidiary in compliance with the provisions of this Agreement; or (iii) Guaranties of the Company and its Restricted Subsidiaries existing as of the date of this Agreement and reflected on Annex B to Exhibit B hereto.

          Section 5.12. Repurchase of Notes. Neither the Company nor any Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all holders of the Notes at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the repurchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate (or upon the agreement of the Company, any Restricted Subsidiary or any Affiliate to purchase or otherwise acquire any Notes), such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the holders of the Notes of any actions with respect hereto, including, without limitation, Section 6.3,
Section 6.4 and Section 7.1.

          Section 5.13. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

          Section 5.14. Multiemployer Plan Liability and Termination of Pension Plans. The Company will not and will not permit any Restricted Subsidiary to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole. The Company and any Restricted Subsidiary will not permit any employee benefit plan maintained by it to be terminated if

Penwest, Ltd.                                                     Note Agreement


such termination could result in the imposition of a Lien on any property of the Company or any Restricted Subsidiary pursuant to Section 4068 of ERISA.

          Section 5.15. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this Section 5.15 and concurred in by the independent public accountants referred to in Section 5.15(b) hereof), and will furnish to you so long as you are the holder of any Note and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested):

                  (a) Quarterly Statements. As soon as available and in any event within 60 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

                           (2) consolidated statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

                           (3) consolidated and consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                  (b) Annual Statements. As soon as available and in any event within 120 days after the close of each fiscal year of the Company, copies of:

                           (1) consolidated balance sheets of the Company and its Restricted Subsidiaries as of the close of such fiscal year, and

                           (2)    consolidated statements of income and
                 retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

Penwest, Ltd.                                                     Note Agreement


         in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

                  (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary and upon written request any annual management letter received from such accountants;

                  (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency;

                  (e) ERISA Reports. Promptly upon the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan;
         (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan in a distress termination under Section 4041(c) of ERISA or an involuntary termination under Section 4042 of ERISA; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole; (iv) a transaction which is prohibited under Section 406 of ERISA and which is not exempt under
         Section 408 of ERISA in connection with any Plan if such prohibited transaction could result in liability which could materially and adversely affect the properties, business, prospects or condition (financial or otherwise) of the Company and its Restricted Subsidiaries taken as a whole; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the commencement or threatened (in writing) commencement of legal proceedings by the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

                  (f) Officer's Certificates. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Company stating that

Penwest, Ltd.                                                     Note Agreement


         such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of Section 5.6 through Section 5.14 at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

                  (g) Accountant's Certificates. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof; and

                  (h) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are the holder of any Note, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, financial records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested. You agree and any subsequent holder of any Note shall be deemed to agree to keep confidential any information made available to you pursuant to such a visit or inspection, provided that you may disclose any such information
(i) as may be appropriate in connection with enforcing compliance with the terms and conditions of this Agreement or the Notes, (ii) as has become generally available to the public, (iii) as may be required in any report, statement or testimony submitted to or required by any municipal, state, or Federal regulatory body, agency, authority or commission having or claiming to have jurisdiction over you, (iv) as may be necessary in connection with the sale of the Notes to any prospective bona fide purchaser, (v) to the National Association of Insurance Commissioners (or any successor agency thereto), or
(vi) to any entity utilizing such information to rate or classify your debt or equity Securities or to report to the public concerning the industry of which you are a part.

Penwest, Ltd.                                                     Note Agreement


SECTION 6.             EVENTS OF DEFAULT AND REMEDIES THEREFOR.

           Section 6.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" as such term is used herein:

                  (a) Default shall occur in the payment of interest on any Note when the same shall have become due and such default shall continue for more than five Business Days; or

                  (b) Default shall occur in the making of any payment of the principal of any Note or premium, if any, thereon at any date fixed for prepayment; or

                  (c) Default shall occur in the making of any other payment of the principal of any Note or premium, if any, thereon at the expressed or any accelerated maturity date; or

                  (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Indebtedness (other than the Notes) of the Company or any Restricted Subsidiary in an aggregate amount in excess of $5,000,000 and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                  (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which Indebtedness of the Company or any Restricted Subsidiary may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary outstanding thereunder in an aggregate amount in excess of $5,000,000; or

                  (f) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.5 through
         Section 5.7 and Section 5.9 through Section 5.14; or

                  (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the holder of any Note; or

                  (h) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

                  (i) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Restricted

Penwest, Ltd.                                                     Note Agreement


         Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or

                  (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 90 days after such appointment; or

                  (k) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

                  (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 90 days after such institution.

           Section 6.2. Notice to Holders. When any Event of Default described in the foregoing Section 6.1 has occurred, or if the holder of any Note or of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all holders of the Notes then outstanding.

           Section 6.3. Acceleration of Maturities. When any Event of Default described in paragraph (a), (b) or (c) of Section 6.1 has happened and is continuing, any holder of any Note may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said Section 6.1 has happened and is continuing, the holder or holders of 25% or more of the principal amount of Notes of either Series at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes to be, and all Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraphs (j), (k) or (l) of Section 6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Notes the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable. No course of dealing on the part of the holder or holders of any Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay

Penwest, Ltd.                                                     Note Agreement


to the holder or holders of the Notes all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such holder's or holders' attorneys for all services rendered in connection therewith.

           Section 6.4.     Rescission of Acceleration.  The provisions of
Section 6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes have been declared immediately due and payable by reason of the occurrence of any Event of Default described in paragraphs (a) through (i), inclusive, of Section 6.1, the holders of 66-2/3% in aggregate principal amount of the Notes of each Series then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

                  (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes or this Agreement;

                  (b) all arrears of interest upon all the Notes and all other sums payable under the Notes and under this Agreement (except any principal, interest or premium on the Notes which has become due and payable solely by reason of such declaration under Section 6.3) shall have been duly paid; and

                  (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to Section 7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.             AMENDMENTS, WAIVERS AND CONSENTS.

           Section 7.1. Consent Required. Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of more than 50% in aggregate principal amount of outstanding Notes of each Series; provided that without the written consent of the holders of all of the Notes then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment of the principal of or the interest on any Note or change the principal amount thereof or change the rate of interest thereon, or (ii) which will change any of the provisions with respect to optional prepayments, or (iii) which will change the percentage of holders of the Notes required to consent to any such amendment or waiver of any of the provisions of this Section 7 or
Section 6.

           Section 7.2. Solicitation of Holders. So long as there are any Notes outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement or the Notes unless each holder of Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by

Penwest, Ltd.                                                     Note Agreement


the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of Notes as consideration for or as an inducement to entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions of this Agreement or the Notes unless such remuneration is concurrently offered, on the same terms, ratably to the holders of all Notes then outstanding.

           Section 7.3. Effect of Amendment or Waiver. Any such amendment or waiver shall apply equally to all of the holders of the Notes and shall be binding upon them, upon each future holder of any Note and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.             INTERPRETATION OF AGREEMENT; DEFINITIONS.

           Section 8.1. Definitions. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Accredited Investor" shall have the meaning set forth in Rule 501(a) of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         "Affiliate" shall mean any Person (other than a Restricted Subsidiary)
(i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company, (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, or (iv) who is an officer or director of the Company or any of its Restricted Subsidiaries. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

         "Business Day" shall mean any day other than a Saturday, Sunday or a legal holiday for banks in the States of Washington or Iowa.

         "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

Penwest, Ltd.                                                     Note Agreement


         "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Consolidated Current Debt" shall mean all Current Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

         "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                  (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                  (b)     the proceeds of any life insurance policy;

                  (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

                  (d) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

                  (e) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

                  (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

                  (g) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

Penwest, Ltd.                                                     Note Agreement


                  (h) earnings resulting from any reappraisal, revaluation or write-up of assets;

                  (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

                  (j) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary; and

                  (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period.

         "Consolidated Net Worth" shall mean the sum of Stockholders' Equity and the amount, if any, reflected on the current balance sheets of the Company as a liability for FASB 106, less the amount, if any, by which Restricted Investments exceed 10% of Stockholders' Equity.

         "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

         "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

         "Event of Default" shall have the meaning set forth in Section 6.1.

         "Funded Debt" of any Person shall mean all Indebtedness of such Person in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP.

Penwest, Ltd.                                                     Note Agreement


         "GAAP" shall mean generally accepted accounting principles at the time in the United States.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Indebtedness" of any Person shall mean and include (i) obligations of such Person for borrowed money or which has been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

         "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the

Penwest, Ltd.                                                     Note Agreement


common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

         "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes of any Series the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes of such Series being prepaid. If the Reinvestment Rate is equal to or higher than 7.59%, with respect to the Series A Notes or 8.35%, with respect to the Series B Notes, the Make-Whole Amount shall be zero. For purposes of any determination of the Make-Whole Amount:

                 As to the Notes of either Series, "Reinvestment Rate" shall mean 0.50% plus the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal of the Notes of such Series being prepaid. If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the two published maturities most closely corresponding to such Weighted Average Life to Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

                 "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

Penwest, Ltd.                                                     Note Agreement


                 "Weighted Average Life to Maturity" of the principal amount of the Notes of either Series being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal of the Notes of such Series that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes of such Series scheduled to become due on such date after giving effect to such prepayment, by (y) the number of years (calculated to the nearest one-twelfth) which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

         "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means a "pension plan," as such term is defined in Section 3(2)(A) of ERISA, which is a defined benefit plan, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Purchasers" shall have the meaning set forth in Section 1.1.

         "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called

Penwest, Ltd.                                                     Note Agreement


"percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

         "Reportable Event" shall have the same meaning as in Section 4043(b) of ERISA other than a Reportable Event as to which the provision of 30 days' notice to the PBGC is waived under applicable regulations; provided, however, that the loss of qualification of a Plan and the failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall constitute a Reportable Event regardless of the issuance of any waiver of the reporting requirement by the PBGC.

         "Restricted Investments" shall mean all Investments other than Investments described in the following subparagraphs (a) through (g):

                  (a) Investments by the Company and its Subsidiaries in property to be used in, and receivables arising from the sale of goods and services in, the ordinary course of business of the Company and its Restricted Subsidiaries;

                  (b) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary;

                  (c) Investments in direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in three years or less from the date of acquisition thereof;

                  (d) Investments in securities maturing within three years from the date of acquisition thereof, issued by a municipality located in the United States which are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, accorded one of the top two rating classifications by Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing;

                  (e) Investments in certificates of deposit or banker's acceptances maturing within one year from the date of issuance thereof, issued by a bank or trust company organized under the laws of either the United States, Canada, Japan or a country located in Western Europe and having capital, surplus and undivided profits aggregating at least $100,000,000;

                  (f) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded one of the top two rating classifications of Standard & Poor's Corporation, Moody's Investors Service, Inc. or other nationally recognized credit rating agency of similar standing; and

Penwest, Ltd.                                                     Note Agreement


                  (g) other Investments of the Company and/or its Restricted Subsidiaries existing as of the date of this Agreement which are described in Annex B to Exhibit B to this Agreement.

         In valuing any Investments for the purposes of this Agreement, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

         For purposes of this definition, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

         "Restricted Subsidiary" shall mean any Subsidiary other than Pacific Cogeneration, Inc. (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         "Series" shall have the meaning set forth in Section 1.1.

         "Series A Notes" shall have the meaning set forth in Section 1.1(A).

         "Series B Notes" shall have the meaning set forth in Section 1.1(B).

         "Stockholders' Equity" shall mean the sum of capital stock, premium (exclusive of any premium arising by virtue of any appraisal or revaluation of any assets) and retained earnings of the Company.

         The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Total Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Restricted Subsidiaries (less depreciation, depletion and other properly deductible valuation reserves).

         "Total Capitalization" shall mean as of any date of determination thereof, the sum of (i) the aggregate principal amount of all Consolidated Funded Debt and Consolidated Current Debt then outstanding plus (ii) Consolidated Net Worth as of such date.

Penwest, Ltd.                                                     Note Agreement


         "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) and all Funded Debt and Current Debt shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

           Section 8.2. Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

           Section 8.3. Directly or Indirectly. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.             MISCELLANEOUS.

           Section 9.1. Registered Notes. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any Note issued pursuant to this Agreement.

         At any time and from time to time the registered holder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing.

         The Person in whose name (or in whose nominee's name) any registered Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such Person.

           Section 9.2. Exchange of Notes. At any time and from time to time, upon not less than ten days' notice to that effect given by the holder of any Note initially delivered or of any Note substituted therefor pursuant to
Section 9.1, this Section 9.2 or Section 9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such holder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $50,000 or any amount in excess thereof as such holder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the

Penwest, Ltd.                                                     Note Agreement


payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such holder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer. For a period of three years after the Closing Date, the Company may require representations, an opinion of counsel or other documentation reasonable to verify that any transfer of a Note is not in violation of the registration requirements of the Securities Act of 1933, as amended or similar state securities laws; provided that the Company shall reimburse or pay directly any out-of-pocket expenses incurred by any Holder of a Note in connection with the compliance by such Holder with the requirements of this sentence.

           Section 9.3. Loss, Theft, Etc. of Notes. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the holder thereof, a new Note, of like tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent Institutional Holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company; provided, that upon request by the Company such owner shall verify the authority of any such authorized officer by the delivery to the Company of a certificate to such effect from senior officials of such owner who have supervisory responsibility of such officer.

           Section 9.4. Expenses, Stamp Tax Indemnity. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement. You represent that you

Penwest, Ltd.                                                     Note Agreement


have not engaged any broker or finder in connection with the negotiation, execution or delivery of this Agreement.

           Section 9.5 Powers and Rights Not Waived; Remedies Cumulative. No delay or failure on the part of the holder of any Note in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Note are cumulative to, and are not exclusive of, any rights or remedies any such holder would otherwise have.

           Section 9.6. Notices. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 777-108th Avenue N.E., Suite 2390, Bellevue, Washington 98004-5193, Attention: Jeffrey T. Cook or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I, and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I, or, in either case, as you or a subsequent holder of any Note initially issued to you may designate to the Company in writing.

           Section 9.7. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive holder or holders of any Notes.

           Section 9.8. Survival of Covenants and Representations. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Notes.

           Section 9.9. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

          Section 9.10. Governing Law. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Washington law.

Penwest, Ltd.                                                     Note Agreement


          Section 9.11. Captions. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

          Section 9.12. Oral Agreements. Oral agreements or oral commitments to loan money, extend credit, or to forbear from enforcing repayment of a debt are not enforceable under Washington law.

Penwest, Ltd.                                                    Note Agreement


         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



                                       PENWEST, LTD.


                                       By  /s/  Jeffrey T. Cook
                                         -------------------------------------
                                       Its      Chief Financial Officer




                                       TMG LIFE INSURANCE COMPANY


                                       By
                                         -------------------------------------
                                       Its


Accepted as of October 1, 1994

Penwest, Ltd.                                                    Note Agreement


         The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.



                                    PENWEST, LTD.


                                    By
                                      ------------------------------------------
                                      Its



                                    TMG LIFE INSURANCE COMPANY
                                    By: The Mutual Group (U.S.), Inc.; Its Agent


                                    By  /s/  Robert Lapointe
                                      ------------------------------------------
                                      Its    Vice President




                                    TMG LIFE INSURANCE COMPANY
                                    By: The Mutual Group (U.S.), Inc.; Its Agent


                                    By  /s/  Michael J. Carew
                                      ------------------------------------------
                                      Its    Assistant Vice President





Accepted as of October 1, 1994.

                                   SCHEDULE I


                                                            PRINCIPAL AMOUNT                          PRINCIPAL AMOUNT
                  NAME AND ADDRESS                      OF SERIES A NOTES TO BE                    OF SERIES B NOTES TO BE
                   OF PURCHASERS                                PURCHASED                                 PURCHASED
PRINCIPAL MUTUAL
 LIFE INSURANCE COMPANY                                       $8,500,000(1)                              $8,500,000(2)

711 High Street
Des Moines, Iowa  50392-0800
Attention:       Investment Department -- Securities Division
    Regarding Bond No. 1-B-60161 (with respect to the $6,800,000 Series A Note) Regarding Bond No. 16-B-60161 (with respect to the $1,700,000 Series A Note) Regarding Bond No. 1-B-60162 (with respect to the $4,500,000 Series B Note) Regarding Bond No. 16-B-60162 (with respect to the $4,000,000 Series B Note)
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment with respect to the Series A Notes as "Penwest, Ltd., 7.59% Series A Senior Notes due December 15, 1998, PPN 709752 A* 0, Bond Number 1-B-60161 (with respect to the $6,800,000 Series A Note) and Bond Number 16-B-60161 (with respect to the $1,700,000 Series A Note) principal, premium or interest" and identifying each payment with respect to the Series B Notes as "Penwest, Ltd., 8.35% Series B Senior Notes due December 15, 2006, PPN 709752 A@ 8, Bond Number 1-B-60162 (with respect to the $4,500,000 Series B Note) and Bond Number 16-B-60162 (with respect to the $4,000,000 Series B Note) principal, premium or interest") to:

         Norwest Bank Iowa, N.A.
         7th and Walnut Streets
         Des Moines, Iowa  50309
         ABA #073 000 228

         for credit to:  Principal Mutual Life Insurance Company
         Account No. 014752 (with respect to the $6,800,000 Series A Note and the $4,500,000 Series B Note)
         Separate Account No. 032395 (with respect to the $1,700,000 Series A
           Note and the $4,000,000 Series B Note)

Notices

_______________

1       In two Notes denominated as follows: (i) $6,800,000 and (ii) $1,700,000
2       In two Notes denominated as follows: (i) $4,500,000 and (ii) $4,000,000

All notices concerning payment on or in respect of the Notes, to:

         Principal Mutual Life Insurance Company
         711 High Street
         Des Moines, Iowa  50392-0960
         Attention:  Investment Department, Accounting & Treasury

All notices and communications other than those in respect to payments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-012-7290

                                   SCHEDULE I

                                                            PRINCIPAL AMOUNT                          PRINCIPAL AMOUNT
                  NAME AND ADDRESS                      OF SERIES A NOTES TO BE                    OF SERIES B NOTES TO BE
                   OF PURCHASERS                                PURCHASED                                 PURCHASED
TMG LIFE INSURANCE COMPANY                                     $1,500,000                                $1,500,000

401 North Executive Drive
Brookfield, Wisconsin  53008-0980

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment with respect to the Series A Notes as "Penwest, Ltd., 7.59% Series A Senior Notes due December 15, 1998, PPN 709752 A* 0, principal, premium or interest" and identifying each payment with respect to the Series B Notes as "Penwest, Ltd., 8.35% Series B Senior Notes due December 15, 2006, PPN 709752 A@ 8, principal, premium or interest") to:

         Federal Reserve Bank Minneapolis
         Norwest Bank MN/Trust
         ABA #091000019
         Credit Account Number:  08-40-245
         For credit to:  TMG Life UL Bank Plan
         Account Number 13075700
         Contact:  Michael Eiynck

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed to:

         Lisa Harris
         The Mutual Group (U.S.)
         401 North Executive Drive
         Brookfield, Wisconsin 53008-0980
         Telephone Number:  (414) 797-2305
         Facsimile Number:  (414) 797-3988

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  45-0208990

                                 PENWEST, LTD.
                           7.59% Series A Senior Note
                             Due December 15, 1998


No.
                                                                 _________, 19__
$
         Penwest, Ltd., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 1998
                            the principal amount of

                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.59% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of each June and December in each year (commencing on June 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.59% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Bellevue, Washington in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the Company's $10,000,000 aggregate principal amount 7.59% Series A Senior Notes due December 15, 1998 (the "Series A Notes") issued or to be issued, together with the Company's $10,000,000 aggregate principal amount 8.35% Series B Senior Notes due December 15, 2006 (the "Series B Notes", said Series B Notes together with the Series A Notes are hereinafter referred to collectively as the "Notes") under and pursuant and subject to the terms and provisions of the separate Note Agreements, each dated as of October 1, 1994 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note





                                  EXHIBIT A-1
                              (to Note Agreement)

Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               PENWEST, LTD.



                                               By_______________________________
                                                 Its





                                    A-I-2

                                 PENWEST, LTD.
                           8.35% Series B Senior Note
                             Due December 15, 2006


No.
                                                                 _________, 19__
$
         Penwest, Ltd., a Delaware corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                     on the fifteenth day of December, 2006
                            the principal amount of

                                                        DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.35% per annum from the date hereof until maturity, payable semiannually on the fifteenth day of each June and December in each year (commencing on June 15, 1995) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.35% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Bellevue, Washington in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the Company's $10,000,000 aggregate principal amount 8.35% Series B Senior Notes due December 15, 2006 (the "Series B Notes") issued or to be issued, together with the Company's $10,000,000 aggregate principal amount 7.59% Series A Senior Notes due December 15, 1998 (the "Series A Notes", said Series A Notes together with the Series B Notes are hereinafter referred to collectively as the "Notes") under and pursuant and subject to the terms and provisions of the separate Note Agreements, each dated as of October 1, 1994 (the "Note Agreements"), entered into by the Company with the original Purchasers therein referred to. This Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note





                                  EXHIBIT A-2
                              (to Note Agreement)

Agreements to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreements for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreements may be declared due prior to their expressed maturity dates, all in the events, on the terms and in the manner and amounts as provided in the Note Agreements.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreements.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                               PENWEST, LTD.



                                               By_______________________________
                                                 Its





                                    A-2-2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to you as follows:

           1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex A constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

           2. Corporate Organization and Authority. The Company, and each Restricted Subsidiary,

                  (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

                  (b) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted; and

                  (c) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary.

           3. Business and Property. You have heretofore been furnished with a copy of the Private Placement Memorandum dated June, 1994 (the "Memorandum") prepared by Continental Bank, N.A. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

           4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of August 31 in each of the years 1989 to 1994, both inclusive, and the statements of income and retained earnings and changes in financial position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Ernst & Young, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Restricted Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods.





                                   EXHIBIT B
                              (to Note Agreement)

          (b) Since August 31, 1994, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

           5. Indebtedness. Annex B attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on August 31, 1994.

           6. Full Disclosure. Neither the financial statements referred to in paragraph 4 hereof nor the Agreements, the Memorandum or any other written statement furnished by the Company to you in connection with the negotiation of the sale of the Notes, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole.

           7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

           8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property which it purports to own, and has good title to all the other material items of property which it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreements.

           9. Patents and Trademarks. Except as disclosed on Annex C attached hereto, the Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

          10. Sale is Legal and Authorized. The sale of the Notes and compliance by the Company with all of the provisions of the Agreements and the Notes --

                  (a)     are within the corporate powers of the Company;

                  (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under the

         Certificate of Incorporation or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

                  (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Certificate of Incorporation or By-laws of the Company or otherwise which action has not been taken), executed and delivered by the Company and the Agreements and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

          11. No Defaults. No Default or Event of Default has occurred and is continuing. Neither the Company nor any Restricted Subsidiary is in default in the payment of principal or interest on any Funded Debt or Current Debt or is not in default under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

          12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreements or the Notes or compliance by the Company with any of the provisions of the Agreements or the Notes.

          13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before August 31, 1989, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

          14. Use of Proceeds. The net proceeds from the sale of the Notes will be used for capital expenditures and for general corporate purposes.
None of the transactions contemplated in the Agreements (including, without limitation thereof, the use of proceeds from the issuance of the Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the

Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

          15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the Notes or any similar Security with any Person other than the Purchasers and not more than 4 other institutional investors, each of whom was offered a portion of the Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the Notes or any similar Security or has solicited or will solicit an offer to acquire the Notes or any similar Security from any Person so as to bring the issuance and sale of the Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

          16. ERISA. The consummation of the transactions provided for in the Agreements and compliance by the Company with the provisions thereof and the Notes issued thereunder will not involve any nonexempt prohibited transaction with respect to any Plan as to which the Company is a party-in-interest within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so which has or would result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole and (c) no steps have been instituted to terminate any Plan in a distress termination under Section 4041(c) of ERISA or a termination instituted by the PBGC under Section 4042 of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $1,000,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Purchasers.

          17. Compliance with Law. Neither the Company nor any Restricted Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreements or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

          18. Compliance with Environmental Laws. Neither the Company nor any Restricted Subsidiary is in material violation of any applicable Federal, state, or local laws, statutes, rules, regulations or ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation could have a material adverse effect on the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole. The Company does not know of any material liability or class of liability of the Company or any Restricted Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).

                          SUBSIDIARIES OF THE COMPANY

1.       RESTRICTED SUBSIDIARIES:


                                                                                                 PERCENTAGE OF VOTING STOCK
       NAME OF                                     JURISDICTION OF                                  OWNED BY COMPANY AND
       SUBSIDIARY                                  INCORPORATION                                    EACH OTHER SUBSIDIARY
       Penford Products Co.                        Delaware                                           100% PENWEST, LTD.
       Edward Mendell Co., Inc.                    Washington                                         100% PENWEST, LTD.





2.       SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

                                                                                                 PERCENTAGE OF VOTING STOCK
       NAME OF                                     JURISDICTION OF                                  OWNED BY COMPANY AND
       SUBSIDIARY                                  INCORPORATION                                    EACH OTHER SUBSIDIARY
       Edward Mendell GmBH                         Germany                                               100% Mendell
       Edward Mendell Finland OY                   Finland                                               100% Mendell
       Pacific Cogeneration, Inc.                  Washington                                         100% PENWEST, LTD.
       Penwest Foreign Sales
         Corporation                               Virgin Islands                                     100% PENWEST, LTD.








                                    ANNEX A
                                 (to Exhibit B)

                          DESCRIPTION OF DEBT, LEASES,
                       INVESTMENTS, GUARANTIES AND LIENS


1. Current Debt of the Company and its Restricted Subsidiaries outstanding on August 31, 1994 is as follows:



         None.





2. Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on August 31, 1994 is as follows:



         a. Borrowings under unsecured term agreement (Seafirst Bank, U.S. Bank, Continental Bank, Bank of Nova Scotia): $19,000,000

         b.      9.55% unsecured note (Seafirst Bank): $4,450,000

         c.      10.43% note (First Interstate of Washington): $3,547,500

         d.      7.93% senior notes (Mutual of Omaha):  $20,000,000





3. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on August 31, 1994 are as follows:



         None.



4. Investments of the Company and its Restricted Subsidiaries existing as of the date of this Agreement are as follows:



         None.





                                    ANNEX B
                                 (to Exhibit B)

5. Guaranties of the Company and its Restricted Subsidiaries existing as of the date of this Agreement are as follows:



         None.



6. Liens of the Company and its Restricted Subsidiaries existing as of the date of this Agreement are as follows:



         None.

                       PATENTS AND TRADEMARKS DISCLOSURE

         On or about April 30, 1994, the Boots Company PLC filed in the European Patent Office ("EPO") an Opposition to a patent granted by the EPO to Edward Mendell Co., Inc. The patent relates to the Company's "TIMERx" controlled-released product and was granted by the EPO under number 360562 B1. The Company expects to file its response to the Opposition in early 1995.









                                    ANNEX C
                                 (to Exhibit B)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

                   1. The Company is a corporation, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and the corporate authority to execute and deliver the Note Agreements and to issue the Notes.

                   2. The Note Agreements have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding contract of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                   3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, and the Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                   4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Bogle & Gates is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely, as to matters referred to in paragraph 1, solely upon an examination of the Certificate of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State of the State of Delaware, the By-laws of the Company and the General Corporation Law of the State of Delaware. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.





                                   EXHIBIT C
                              (to Note Agreement)

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and the Purchasers delivered in connection with the issuance and sale of the Notes.

                         DESCRIPTION OF CLOSING OPINION

                           OF COUNSEL TO THE COMPANY

         The closing opinion of Bogle & Gates, counsel for the Company, which is called for by Section 4.1 of the Note Agreements, shall be dated the Closing Date and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be substantially to the effect that:

                   1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Washington. The Company has all requisite corporate power and corporate authority to execute and perform the Note Agreements, to issue the Notes and to carry on its business as presently conducted.

                   2. Penford Products, Co. is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Edward Mendell Co., Inc. is a corporation duly incorporated, validly existing and authorized to transact business in the corporate form under the laws of the State of Washington.
         (Penford Products, Co. and Edward Mendell Co., Inc. are sometimes collectively referred to herein as "Significant Subsidiaries.") Penford Products, Co. is duly qualified to do business as a foreign corporation and is in good standing in the States of Idaho, Iowa, Colorado and Washington. Edward Mendell Co., Inc. is duly qualified to do business as a foreign corporation and is in good standing in the States of Iowa and New York. All of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and, based on our review of the minutes, stock records and other corporate records of the Significant Subsidiaries, all such issued and outstanding capital stock of each of the Significant Subsidiaries is owned of record by the Company.

                   3. Each Note Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                   4. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

                   5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Agreements or the Notes.





                                   EXHIBIT D
                              (to Note Agreement)

                   6. The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Agreements do not result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Certificate of Incorporation or By-laws of the Company or any material agreement or other instrument known to us to which the Company is a party or by which the Company may be bound.

                   7. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 3.2 of the Note Agreements, the issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Agreements do not require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         Our opinions set forth in paragraphs 3 and 4 above are subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws relating to or affecting creditor's rights generally and general principles of equity, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         The opinion of Bogle & Gates shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.






                                     D-2